                                                                      EXHIBIT 11

                         Power Computing Corporation
         Computation of Income per Common and Common Equivalent Share


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

                                                                              YEARS ENDED                NINE MONTHS ENDED
                                                                ----------------------------------------- ---------------
                                                                   1994           1995           1996      March 31, 1997
                                                                ----------------------------------------- ---------------
                                                                (In thousands, except per share amounts)

Primary:
     Net income (loss)                                          $(1,012,000)   $(2,941,000)   $ 4,906,000   $ 7,737,000
     Adjustments, net of income taxes:
          Interest expense                                               --             --             --            --
          Investment income                                              --             --             --            --
                                                                -----------------------------------------   -----------
    Adjusted net income (loss)                                  $(1,012,000)   $(2,941,000)   $ 4,906,000   $ 7,737,000
                                                                =========================================   ===========

     Weighted average common shares outstanding                   3,782,623      5,199,185      5,377,439     5,485,788
     Weighted average common equivalent shares from stock
          options, convertible preferred stock, and warrants             --             --      7,854,253    10,722,470
     Staff Accounting Bulletin No. 83 grants                        791,858        791,858        791,858       791,858
                                                                -----------------------------------------   -----------

     Common and common equivalent shares                          4,574,481      5,991,043     14,023,550    17,000,116
                                                                =========================================   ===========

     Net income (loss) per common and common equivalent share   $     (0.22)   $     (0.49)   $      0.35   $      0.46
                                                                =========================================   ===========


Fully diluted:
     Net income (loss)                                          $(1,012,000)   $(2,941,000)   $ 4,906,000   $ 7,737,000
     Adjustments, net of income taxes:
          Interest expense                                               --             --             --            --
          Investment income                                              --             --             --            --
                                                                -----------------------------------------   -----------

     Adjusted net income (loss)                                 $(1,012,000)   $(2,941,000)   $ 4,906,000   $ 7,737,000
                                                                =========================================   ===========

     Weighted average common shares outstanding                   3,782,623      5,199,185      5,377,439     5,485,788
     Weighted average common equivalent shares from stock
          options, convertible preferred stock, and warrants             --             --      7,895,588    10,735,809
     Staff Accounting Bulletin No. 83 grants                        791,858        791,858        791,858       791,858
                                                                -----------------------------------------   -----------

     Common and common equivalent shares                          4,574,481      5,991,043     14,064,885    17,013,455
                                                                =========================================   ===========

     Net income (loss) per common and common equivalent share   $     (0.22)   $     (0.49)   $      0.35   $      0.45
                                                                =========================================   ===========

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